Exhibit 99.1
Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications to Release Fourth-Quarter Results and Host Call

STAMFORD, Conn., January 14, 2011 -- Frontier Communications Corporation  (NYSE: FTR) plans to release fourth-quarter 2010 results on Wednesday, February 23, 2011 before the market opens and to host a conference call that day at 9:00 A.M. Eastern time.  The conference call will be Webcast and may be accessed at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=66508&eventID=3672210

A telephonic replay of the conference call will be available for one week beginning at 11:00 A.M. Eastern time, February 23, 2011 via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 7769564.  A Webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NYSE: FTR) offers voice, High-Speed Internet, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for small businesses and home offices, and advanced business communications for medium and large businesses in 27 states and with approximately 14,800 employees. More information is available at www.frontier.com and www.frontier.com/ir.

INVESTOR CONTACTS:		MEDIA CONTACT:
David R. Whitehouse	Gregory H. Lundberg	Brigid M. Smith
SVP & Treasurer	Director, Investor Relations	AVP, Corp. Communications
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@FTR.com	greg.lundberg@FTR.com	brigid.smith@FTR.com

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